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Exhibit 23.6

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 3, 2004 (the "Reserve Letter"), addressed to Westport Resources Corporation, in this Registration Statement on Form S-4 of Kerr-McGee Corporation (the "Registration Statement"), to all references to our firm and the Reserve Letter included in or made a part of the Registration Statement and to the reference to our firm as experts in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees, III C.H. (Scott) Rees, III President and Chief Operating Officer

Dallas, Texas
April 26, 2004

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  Exhibit 23.6
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS